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                                EXHIBIT 3.7.1
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                                                                   EXHIBIT 3.7.1

                          ARTICLES OF INCORPORATION

                                     OF

                     CLASSIC MOTOR CARS OF FLORIDA, INC.

         The undersigned, for the purpose of forming a corporation under the Florida General Corporation Act, do hereby adopt the following articles of incorporation:
                             ARTICLE ONE - NAME

         The name of the corporation is CLASSIC MOTOR CARS OF FLORIDA, INC.

                       ARTICLE TWO - TERM OF EXISTENCE

         The duration of the corporation is perpetual. Corporate existence is to commence upon the signing of the Articles of Incorporation provided that the Articles are filed with the Secretary of State within five (5) days after signing.

                     ARTICLE THREE - NATURE OF BUSINESS

         The general purposes for which this corporation is organized are:

         To transact and engage in any activity or business permitted under the laws of the United States and the State of Florida, except that it is not to conduct banking, safe deposit, trust, insurance, surety, express, railroad, canal, telegraph, telephone or cemetery company, a building and loan association, mutual fire insurance association, cooperative association, fraternal benefit society, state fair or exposition. To do such other things as are incidental to the foregoing or necessary or desirable in order to accomplish the foregoing.

                        ARTICLE FOUR - CAPITAL STOCK

         The aggregate number of shares which the corporation is authorized to issue is One Hundred (100). Such shares will be of a single class, and shall have a par value of Five ($5.00) Dollars per share.





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                       ARTICLE FIVE - INITIAL CAPITAL

         The amount of capital with which this corporation will begin business is Five Hundred ($500.00) Dollars. Capital contributions shall be in cash or other equivalent property, but shall not include services.

                            ARTICLE SIX - ADDRESS

         The street address of the initial registered office of the corporation is 1803 U.S. Hwy. 19, Holiday, Florida 33590, and the name of its initial registered agent is DAVID E. OLSON. The Board of Directors may from time to time move the principal office to any other address in Florida.

                      ARTICLE SEVEN - INITIAL DIRECTORS

         The number of Directors constituting the initial Board of Directors of the corporation is one (1). The number of Directors may be increased or diminished from time to time, by By-Laws adopted by the Stockholders, but shall never be less than one (1).

                          ARTICLE EIGHT - DIRECTORS

         The name and address of the person who is to serve as member of the initial Board of Directors and Officers of the corporation is as follows:

 NAME                          ADDRESS                         OFFICE

 DAVID E. OLSON                1803 U.S. Highway 19, N.        President
                               Holiday, Florida, 33590


                         ARTICLE NINE - SUBSCRIBERS

         The names and addresses of each subscriber of these Articles of Incorporation, and the shares of stock each will have are:

 NAME                          ADDRESS                         OFFICE

 DAVID E. OLSON                1803 U.S. Highway 19, N.        President
                               Holiday, Florida, 33590

                           ARTICLE TEN - AMENDMENT

         These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the Stockholder, and





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approved at a Stockholders' meeting by a majority of the stock entitled to vote thereon, unless all the Directors and all the Stockholders sign a written statement manifesting their intention that a certain amendment of these Articles of Incorporation be made.

                          ARTICLE ELEVEN - BY-LAWS

         The power to make By-Laws of and for the corporation shall be vested in the Board of Directors.

        I, the undersigned, being the original subscriber to the capital stock hereinbefore described, for the purpose of forming a corporation for profit under the laws of the State of Florida, do hereby make and file this certificate, hereby declaring and certifying that the facts contained therein are true and we have hereunto set my hand and seal this 16 day of December, 1986.

                                           /s/ David E. Olson
                                           ----------------------------
                                           DAVID E. OLSON

STATE OF FLORIDA

COUNTY OF PASCO

         I HEREBY CERTIFY that on this day personally appeared before, an officer duly authorized to take acknowledgements, DAVID E. OLSON, to me known to be the person described in and who executed the foregoing Articles of Incorporation, and acknowledged before me that he has subscribed to those Articles of Incorporation.

      WITNESS my hand and official seal in the County and State named above this 16 day of December, 1986.


                                     /s/ David E. Olson
                                     -----------------------------------------
                                     Notary Public, State of Florida at Large
                                                   (NOTARIAL SEAL)

My Commission Expires:





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CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF
PROCESS WITHIN THIS STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED

         In pursuance of Chapter 48.091, Florida Statutes, t he following is submitted in compliance with said Act:

         First that CLASSIC MOTOR CARS OF FLORIDA, INC. desiring to organize under the laws of the State of Florida, with its principal office as indicated in the Articles of Incorporation at City of Holiday, Florida, has named

                       DAVID E. OLSON
                       1803 U.S. Highway 19, N.
                       Holiday, Florida 33590

as agent to accept service of process within this State.

ACKNOWLEDGEMENT:

         Having been named to accept service of process for the above stated corporation at place designated in this certificate, I hereby accept to act in this capacity, and agree to comply with the provision of said Act relative to keeping open said office.



                                               /s/ David E. Olson
                                               -----------------------------
                                               DAVID E. OLSON
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                   ARTICLES OF AMENDMENT CHANGING NAME OF
                     CLASSIC MOTOR CARS OF FLORIDA, INC.
                    TO EXCEL MARKETING ENTERPRISES, INC.

         Pursuant to section 607.1006, Florida Statutes, and upon the memorandum of action of the sole shareholder, the articles of incorporation of this corporation are amended as set forth below:

         1.      The name of the corporation is CLASSIC MOTOR CARS OF FLORIDA,
INC.

         2. The nature of the amendment is to change the name of the corporation to EXCEL MARKETING ENTERPRISES, INC., effective upon the filing of appropriate documents with the Secretary of State and his approval of the change.

         3. The amendment is executed pursuant to memorandum action of the sole shareholder of all of the corporation's outstanding shares of common stock on the 23 day of January 1991.

         Executed this 23 day of January 1991.



CORPORATE SEAL

                                            /s/ Lowell W. Paxson
                                            -----------------------------------
                                            Lowell W. Paxson
                                            President & Sole Shareholder

State of Florida
County of Pinellas

         Before me personally appeared LOWELL W. PAXSON, president of CLASSIC MOTOR CARS OF FLORIDA, INC., who acknowledged that he executed the foregoing for the purposes stated therein.

SEAL  Date   January 23, 1991                /s/ Donna Gaston
                                             ----------------------------------
                                                      Notary Public
                                                      My commission expires: